Exhibit 99.1

Sterling Announces Sale of Commercial Real Estate Loans

February 17, 2022

SOUTHFIELD, Mich. – (BUSINESS WIRE) – Sterling Bancorp, Inc. (the “Company”) (NASDAQ: SBT), the thrift holding company for Sterling Bank and Trust, F.S.B. (the “Bank”), today announced that the Bank has entered into an agreement with a third-party purchaser to sell a pool of its commercial real estate loans. The pool consists of 21 loans with an aggregate outstanding principal balance of approximately $56.8 million at December 31, 2021. The loans were reclassified as held for sale and written down to fair value as of year-end, and we will receive $4.4 million in excess of their carrying amount in connection with their sale. The commercial real estate loans being sold are primarily secured by single-room occupancy hotel properties. The closing of this transaction is subject to customary closing conditions.

The Company’s Chairman, President and Chief Executive Officer Thomas M. O’Brien stated, “We remain committed to fully remediating the multiple challenges facing the Company over recent years. Among the challenges has been confronting a large volume of classified loans. This cash sale permanently removes a substantial volume of such loans from our loan book and represents another step in our efforts to restore Sterling’s financial and regulatory standing.”

About Sterling Bancorp, Inc.

Sterling Bancorp, Inc. is a unitary thrift holding company. Its wholly owned subsidiary, Sterling Bank and Trust, F.S.B., has primary branch operations in San Francisco and Los Angeles, California and New York City. Sterling offers a range of loan products to the residential and commercial markets, as well as retail and business banking services. Sterling also has an operations center and a branch in Southfield, Michigan. For additional information, please visit the Company’s website at http://www.sterlingbank.com.

Forward Looking Statements

This press release contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the Company’s plans, expectations, thoughts, beliefs, estimates, goals and outlook for the future that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “attribute,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would” and “annualized,” or the negative versions of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and they are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. The risks, uncertainties and other factors detailed from time to time in our public filings, including those included in the disclosures under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2021, subsequent periodic reports and future periodic reports, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in the Company’s forward-looking statements. Should one or more of the foregoing risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those projected in, or implied by, such forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. The Company disclaims any obligation to update, revise, or correct any forward-looking statements based on the occurrence of future events, the receipt of new information or otherwise.

Contact:

Sterling Bancorp, Inc.

Karen Knott

Chief Financial Officer

(248) 359-6624

kzaborney@sterlingbank.com